CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                           (Par Value $.001 Per Share)


                                       OF


                                 RANCH *1, INC.

     The undersigned DOES HEREBY CERTIFY that following resolution was adopted by the Board of Directors (the "Board") of Ranch *1, Inc., a Delaware corporation (the "Company"), by unanimous written consent of all members of the Board dated as of July 30, 1999 in accordance with Section 141(f) of the General Corporation Law of the State of Delaware:

     RESOLVED,  that  pursuant  to the  authority  conferred  upon the  Board by
Section 151 of the General Corporation Law of the State of Delaware and Article 4 of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), one series of the class of authorized preferred stock of the Company, $.001 par value and $2.50 liquidation value per share, is hereby created and that the designations, powers, preferences and relative, participating, optional or other special rights of the shares of such series, and qualifications, limitations and restrictions thereof, are hereby fixed as follows:

     1. Number of Shares and Designation. Five Hundred Thousand (500,000) shares of preferred stock of the Company, $.001 par value and $2.50 liquidation value per share, are hereby constituted as a series of preferred stock of the Company designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock").

     2. Dividends. No dividends shall be payable, whether in cash or in property, with respect to the Series B Preferred Stock.

     3. Liquidation Preference. The Board of Directors of the Company is expressly empowered to authorize, create and issue one or more series of Senior Securities of the Company, including series of preferred stock (whether or not convertible into shares of common stock, $.001 par value per share (the "Common Stock") of the Company) which shall be senior as dividends and liquidation preferences and privileges to the Series B Preferred Stock.

     Subject at all times to the priority rights of holders of Senior Securities, in the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary, the holders of shares of the Series B Preferred Stock shall be entitled to receive, prior to and in preference to any distribution of any of the assets of the Company to the holders of the Common Stock or any other class of capital stock of the Company ranking junior in priority with respect to distributions on liquidation, dissolution or winding up to the Series B Preferred Stock, two dollars and fifty cents ($2.50) per share (subject to adjustment as provided in Section 4 hereof), for each outstanding share of Series B Preferred Stock (the "Series B Liquidation Preference"). If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive in respect of such shares.

     For purposes of this Section 3, a liquidation, dissolution or winding-up of the Company shall be deemed to be occasioned by, or to include, (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company) in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued by the acquiring corporation or its subsidiary, or (B) a sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company, unless, in each case, the Company's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

     Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such property shall be the fair market value thereof as determined in good faith by not less than a majority of the directors then serving on the Board.

     4. Conversion. The holder of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a) Automatic Conversion. Unless earlier converted and in accordance with the procedures and subject to the terms and conditions set forth in this Section 4, all the outstanding shares of Series B Preferred Stock shall automatically convert, without any further action by the Company or by the holders of the Series B Preferred Stock, into shares of Common Stock on the date (the "Automatic Conversion Date") that a registration statement registering shares of Common Stock of the Company is declared effective by the Securities and Exchange Commission (the "Initial Public Offering") under the Securities Act of 1933, as amended (the "Securities Act").

     (b) Optional Conversion; Mechanics of Conversion. Any holder of Series B Preferred Stock may elect at any time prior to the Automatic Conversion Date to convert all or any part of his or its Series B Preferred Stock into shares of Common Stock at the "Optional Conversion Price" set forth below. Any such holder of Series B Preferred Stock who wishes to convert the same into shares of Common Stock pursuant to this paragraph (b) of Section 4, must surrender the certificate therefor, at the office of the Corporation or of any transfer agent for such stock, and give written notice to, the Corporation at such office that he elects to convert the same. Such notice shall not be required if the conversion is automatic under paragraph (a) of this Section 4. The Corporation shall, as soon as practicable thereafter, issue to such holder of Series B Preferred Stock, a certificate for the number of shares of Common Stock to which he or she shall be entitled as aforesaid. Such conversion shall be deemed to have been made upon the surrender of the certificate for the shares of Series B Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at and after such time. In the event that the conversion is automatic under paragraph (a) of this Section 4, no later than one business day after the Automatic Conversion Date, the Company shall deliver or cause to be delivered a notice to each holder of the Series B Preferred Stock (i) stating that the Series B Preferred Stock has been converted; (ii) setting forth the number of full shares of Common Stock to be issued due to such conversion as determined in accordance with this Section 4;
(iii) informing the holder of the address of the Company or agent to which the holder may deliver its Series B Preferred Stock certificate in exchange for a Common Stock certificate representing the number of shares into which such holder's Series B Preferred Stock has been converted.

     (c) Automatic Conversion Price. Each share of Series B Preferred Stock to be converted under paragraph (b) of this Section 4, shall be initially convertible into the number of fully paid and nonassessable shares of Common Stock determined by dividing two dollars and fifty cents ($2.50), the original price paid for each share of Series B Preferred Stock (the "Original Purchase Price"), by a price (the "Automatic Conversion Price") equal to the lesser of
(i) $2.50 (the "Optional Conversion Price"), and (ii) 70% of the price per share of the Common Stock in the Initial Public Offering.

     (d) Adjustments to Conversion Price. If the Corporation at any time or from time to time while shares of Series B Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Optional Conversion Price and the Automatic Conversion Price for Series B Preferred Stock in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

     (e) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in paragraph (d) of this Section 4), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred Stock immediately before that change.

     (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment. The provisions of this paragraph
(f) may be waived by the affirmative vote of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock voting together as a single class and taken in advance of any action that would conflict with this paragraph (f).

     (g) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

     (h) Notice of Record Date.  If the  Corporation  shall propose at any time:
(i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, other than a regular cash dividend out of earnings or earned surplus or a dividend as to which adjustment of the Conversion Price will be made under paragraph (d) of this Section 4; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(iii) to effect any reclassification or recapitalization of its common stock outstanding involving a change in the Common Stock other than one as to which adjustments of the Conversion Price will be made under paragraph (d) of this
Section 4; or (iv) to merge or consolidate with or into any other corporation, or sell all or substantially all of its assets, or to liquidate, dissolve or wind up then, in connection with such event, the Corporation shall send to the holders of the Series B Preferred Stock:

     (1) at least ten (10) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in clauses (iii) and (iv) above; and

     (2) in the case of the matters referred to in clauses (iii) and (iv) above, at least ten (10) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common stock for securities or other property (deliverable upon the occurrence of such event).

     (i) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     (j) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into the Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

     (k) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of the Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of the Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock. If at any time the number of authorized but unissued shares of the Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holders of the Series B Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of the Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

     (l) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     5. Voting Rights. Each holder of shares of Series B Preferred Stock will be entitled to the number of votes equal to the number of shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted at the Optional Conversion Price at the time of the vote, will have voting rights equal to the voting rights of such number of shares of Common Stock voting together with the Common Stock as a single class on all matters submitted to the holders of Common Stock and shall be entitled to notice of any stockholders' meeting. Any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series B Preferred Stock held by a single holder are converted) will be disregarded.

     6. Restrictions and Limitations.

     (a) Shares of Series B Preferred Stock acquired by the Corporation by reason of purchase, conversion, redemption or otherwise shall be retired and shall become authorized but unissued shares of Series B Preferred Stock, which may be reissued as part of a new series of Preferred Stock hereafter created under Article Fourth of the Certificate of Incorporation.

     (b) So long as shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock voting together as a separate class, amend the terms of this Resolution. The holders of the outstanding shares of the Series B Preferred Stock shall be entitled to vote as a separate class upon a proposed amendment of the Certificate of Incorporation if the amendment would alter or change the powers, preferences or special rights of the shares of Series B Preferred Stock so as to affect them adversely.

     IN WITNESS WHEREOF, the Company's Board of Directors has authorized this Certificate of Designation to be executed on its behalf by the Company's duly authorized officer on this 26th day of August 1999.



                                      RANCH *1, INC.



                                      By: /s/ Sebastian Rametta
                                          -------------------------------------
                                          Sebastian Rametta,
                                          President and Chief Executive Officer

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